                                                                     EXHIBIT 5.1


                         STRADLING YOCCA CARLSON & RAUTH
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                      660 NEWPORT CENTER DRIVE, SUITE 1600
                      NEWPORT BEACH, CALIFORNIA 92660-6441
                            TELEPHONE (949) 725-4000
                            FACSIMILE (949) 725-4100


                              SAN FRANCISCO OFFICE
                              44 MONTGOMERY STREET,
                                   SUITE 2950
                                 SAN FRANCISCO,
                                CALIFORNIA 94104
                                 TELEPHONE (415)
                                    283-2240
                                 FACSIMILE (415)
                                    283-2255



                                 August 14, 1998


Bristol Retail Solutions, Inc.
5000 Birch Street, Suite 205
Newport Beach, California  92660


        Re:   Registration Statement on Form S-3 File No. 333-50385
        -----------------------------------------------------------

Ladies and Gentlemen:

        At your request, we have examined Registration Statement on Form S-3, File No. 333-50385 (the "Registration Statement") being filed with the Securities and Exchange Commission by Bristol Retail Solutions, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of (i) 175,000 shares of the Company's common stock, $0.001 par value ("Common Stock"), issuable pursuant to the exercise of Class A Redeemable Common Stock Purchase Warrants ("Class A Warrants"), (ii) 569,408 shares of Common Stock which are issued and outstanding and (iii) 473,934 shares of Common Stock which represent the Company's good faith estimate of a presently indeterminate number of shares which may be issued upon conversion of the Company's Series A Convertible Preferred Stock (the "Preferred Stock").

        We have examined the proceedings heretofore taken and are familiar with the additional proceedings proposed to be taken by the Company in connection with the authorization, issuance and sale of the securities referred to above.

        Based on the foregoing, it is our opinion that that the 175,000 shares of the Company's Common Stock issuable pursuant to the exercise of the Class A Warrants, and 473,934 shares of Common Stock which represents the Company's good faith estimate of a presently indeterminate number of shares which may be issued upon conversion of the Company's Preferred Stock, when issued and paid for in the manner described in the Registration Statement, will be legally and validly issued, fully paid and nonassessable. The 569,408 shares of Common Stock which are issued and outstanding are legally and validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement.


                                            Very truly yours,


                                            /s/ STRADLING YOCCA CARLSON & RAUTH
                                            -----------------------------------
                                                Stradling Yocca Carlson & Rauth